Exhibit 99.1

As you may have seen last week, CEN Biotech, Inc. (“CEN”) announced the signing of a non-binding term sheet (the “Term Sheet”) with Caduceus Software Systems Corporation (“CSOC”) for a potential merger of the two companies as disclosed by CEN in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2019. As a valued convertible debt holder, we wanted to personally thank you for your support of CEN and give you the following highlights of the proposed transaction:

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The proposed transaction is a merger transaction between CEN and CSOC, with the Company planned to merge with and into a newly formed subsidiary of CSOC, with the Company surviving and it is planned to result in CEN shareholders owning a minimum of 98% of CSOC common stock and CSOC shareholders retaining no more than 2%.

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The shares of CSOC Common Stock planned to be issued in the merger shall be registered on a Form S-4 to be filed by CSOC with the Securities and Exchange Commission prior to the expected closing of August 30, 2019.

●	It is planned that the all of the current officers and directors of CSOC will be stepping down and will be replaced by officers and directors as designated by CEN.

●	As part of the Term Sheet, it is contemplated that there will be a reverse stock split of the current CSOC share structure.

There can be no assurance that the Company and CSOC will enter into a definitive agreement as proposed in the Term Sheet, or that the transactions contemplated by the Term Sheet can be completed as planned, or at all.

On behalf of the Management Team and Board of Directors, thank you for your continued support.

If you have any questions, please reach out to us at ir@cenbiotechinc.com.

Sincerely,

Joseph A. Byrne

Chief Executive Officer

CEN Biotech Inc.

Forward-looking Statements

This email contains “forward-looking” statements. In particular, the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project," "propose," "plan," "intend," and similar conditional words and expressions are intended to identify forward-looking statements. Any statements made in this email about an action, event or development, are forward-looking statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions, many of which may be beyond control of CEN, that could cause actual results to differ from those in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Although CEN believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Potential risks include such factors as the inability to enter into agreements with parties with whom we are in discussions, factors that cannot be predicted with certainty, as well as additional risks and uncertainties that are identified and described in CEN’s reports filed with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. Actual results may differ materially from the forward-looking statements in this email. Statements made herein are as of the date of this email and should not be relied upon as of any subsequent date. CEN does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement. You can also obtain additional information regarding CEN in CEN’s filings with the SEC.